PRA Group Reports First Quarter 2024 Results

Accelerated Turnaround of U.S. Business Continuing to Gain Momentum

NORFOLK, Va., May 6, 2024 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the first quarter of 2024 ("Q1 2024").

Q1 2024 Highlights
•Total portfolio purchases of $245.8 million.
•Total cash collections of $449.5 million.
•Estimated remaining collections (ERC)1 of $6.5 billion.
•Cash efficiency ratio2 of 58.0%.
•Diluted earnings per share of $0.09.
•Debt to Adjusted EBITDA3 for the 12 months ended March 31, 2024 was 2.83x.
•Total availability under the Company's credit facilities as of March 31, 2024 was $1.2 billion, comprised of $366.9 million based on current ERC and $855.2 million of additional availability subject to borrowing base and debt covenants, including advance rates.

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2024	2023
Net income/(loss) attributable to PRA Group, Inc.	$3,475	$(58,629)
Diluted earnings per share	$0.09	$(1.50)

“We began 2024 on a positive note, and are well-positioned to achieve our financial and operational targets for the full year. Building on the momentum from last year, the first quarter demonstrated continued progress as we drive the turnaround and deliver substantially improved results," said Vikram Atal, president and chief executive officer. "Total cash collections of $450 million were up 9% year-over-year, reflecting higher portfolio purchases and the impact of our cash-generating and operational initiatives. Looking ahead, we are keenly focused on expanding profitability and delivering shareholder value."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2024	2023
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas and Australia Core	$256,861	$220,127	$223,714	$220,886	$227,960
Americas Insolvency	25,209	24,293	27,809	26,384	25,751
Europe Core	145,933	144,361	144,402	149,324	134,005
Europe Insolvency	21,515	21,502	23,639	22,725	23,568
Total Cash Collections	$449,518	$410,283	$419,564	$419,319	$411,284

Cash Collection Source -
Constant Currency-Adjusted	2024				2023
($ in thousands)	Q1				Q1
Americas and Australia Core	$256,861				$230,382
Americas Insolvency	25,209				25,752
Europe Core	145,933				138,330
Europe Insolvency	21,515				24,580
Total Cash Collections	$449,518				$419,044

•Total cash collections in Q1 2024 increased 9.3%, or 7.3% on a constant currency-adjusted basis, to $449.5 million compared to $411.3 million in the first quarter of 2023 ("Q1 2023"). The increase was driven by higher cash collections in our U.S., Europe, and Brazil Core portfolios.
•Total portfolio revenue in Q1 2024 was $253.7 million compared to $151.3 million in Q1 2023.

	Three Months Ended March 31,
($ in thousands)	2024	2023
Portfolio income	$202,056	$188,242
Changes in expected future recoveries	$15,836	$(40,750)
Recoveries received in excess of forecast	35,838	3,838
Changes in expected recoveries	$51,674	$(36,912)
Total portfolio revenue	$253,730	$151,330

Expenses
•Operating expenses in Q1 2024 increased $0.1 million, or 0.1%, to $189.2 million compared to $189.1 million in Q1 2023.
◦Compensation and employee services expenses decreased $8.8 million, primarily due to $7.5 million in severance expenses in Q1 2023.
◦Legal collection fees increased $3.3 million, primarily due to higher external legal collections within our U.S. Core portfolio.
◦Legal collection costs increased $2.8 million, primarily due to higher volumes of lawsuits filed in Europe, as well as the costs associated with our legal cash-generating initiatives in the U.S.
◦Agency fees increased $2.3 million, primarily due to higher cash collections in Brazil.
◦Communication expenses increased $2.1 million, primarily due to higher account volumes.

•Interest expense, net in Q1 2024 was $52.3 million, an increase of $14.0 million, or 36.6%, compared to $38.3 million in Q1 2023, primarily reflecting a higher average debt balance and increased interest rates.
•The effective tax rate for Q1 2024 was 16.9%.

Portfolio Acquisitions
•The Company purchased $245.8 million in portfolios of nonperforming loans in Q1 2024.
•At the end of Q1 2024, the Company had in place estimated forward flow commitments1 of $473.9 million over the next 12 months, comprised of $375.8 million in the Americas and Australia and $98.1 million in Europe.

Portfolio Purchase Source	2024	2023
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas & Australia Core	$174,660	$143,052	$187,554	$171,440	$116,867
Americas Insolvency	22,156	18,608	44,279	12,189	15,701
Europe Core	43,997	110,780	60,628	136,834	90,454
Europe Insolvency	5,004	12,476	18,722	7,296	7,203
Total Portfolio Acquisitions	$245,817	$284,916	$311,183	$327,759	$230,225

2024 Financial and Operational Targets
The Company reiterates its expectation to achieve the following financial and operational targets for full year 2024:

•Strong portfolio investment levels
•Double-digit cash collections growth
•Modest expense growth
•60%+ cash efficiency ratio
•6% - 8% return on average tangible equity2

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until May 6, 2025, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 41062# until May 13, 2024.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe, and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months based on projections and other factors, including sellers' estimates of future flows sales, and are dependent on actual delivery by the sellers. Accordingly, amounts purchased under these agreements may vary significantly.
2.A reconciliation of total stockholders' equity – PRA Group, Inc., the most directly comparable financial measure calculated and reported in accordance with GAAP, to average tangible equity can be found at the end of this press release.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues:
Portfolio income	$202,056	$188,242
Changes in expected recoveries	51,674	(36,912)
Total portfolio revenue	253,730	151,330
Other revenue	1,856	4,140
Total revenues	255,586	155,470
Operating expenses:
Compensation and employee services	73,597	82,403
Legal collection fees	12,112	8,838
Legal collection costs	26,691	23,945
Agency fees	19,723	17,378
Outside fees and services	25,050	24,944
Communication	12,578	10,527
Rent and occupancy	4,144	4,448
Depreciation and amortization	2,720	3,589
Other operating expenses	12,575	13,042
Total operating expenses	189,190	189,114
Income/(loss) from operations	66,396	(33,644)
Other income and (expense):
Interest expense, net	(52,278)	(38,283)
Foreign exchange gain/(loss), net	227	(9)
Other	(206)	(650)
Income/(loss) before income taxes	14,139	(72,586)
Income tax expense/(benefit)	2,386	(18,683)
Net income/(loss)	11,753	(53,903)
Adjustment for net income attributable to noncontrolling interests	8,278	4,726
Net income/(loss) attributable to PRA Group, Inc.	$3,475	$(58,629)
Net income/(loss) per common share attributable to PRA Group, Inc.:
Basic	$0.09	$(1.50)
Diluted	$0.09	$(1.50)
Weighted average number of shares outstanding:
Basic	39,274	39,033
Diluted	39,448	39,033

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$108,100	$112,528
Investments	58,879	72,404
Finance receivables, net	3,650,195	3,656,598
Income taxes receivable	32,067	27,713
Deferred tax assets, net	78,883	74,694
Right-of-use assets	44,187	45,877
Property and equipment, net	34,054	36,450
Goodwill	411,846	431,564
Other assets	63,971	67,526
Total assets	$4,482,182	$4,525,354
Liabilities and Equity
Liabilities:
Accounts payable	$10,814	$6,325
Accrued expenses	98,902	131,893
Income taxes payable	23,541	17,912
Deferred tax liabilities, net	16,888	17,051
Lease liabilities	48,557	50,300
Interest-bearing deposits	113,259	115,589
Borrowings	2,953,048	2,914,270
Other liabilities	20,855	32,638
Total liabilities	3,285,864	3,285,978
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,345 shares issued and outstanding as of March 31, 2024; 100,000 shares authorized, 39,247 shares issued and outstanding as of December 31, 2023	393	392
Additional paid-in capital	8,928	7,071
Retained earnings	1,493,023	1,489,548
Accumulated other comprehensive loss	(373,018)	(329,899)
Total stockholders' equity - PRA Group, Inc.	1,129,326	1,167,112
Noncontrolling interests	66,992	72,264
Total equity	1,196,318	1,239,376
Total liabilities and equity	$4,482,182	$4,525,354

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Noncash interest expense - amortization of debt issuance costs	2,200	2,177	2,220	2,384	2,441	2,444	2,555	2,471
Change in fair value of derivatives	(5,930)	(6,734)	(6,545)	(6,960)	(5,470)	(3,309)	(1,042)	1,525
Amortization of intangibles	60	69	69	68	66	73	73	77
Impairment of real estate	—	202	5,037	—	—	—	—	—
Stock-based compensation expense	3,327	2,952	1,629	2,715	3,799	2,206	3,101	3,849

Purchase Price Multiples as of March 31, 2024 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2013	$1,932,722	$5,735,181	$53,058	297%	233%
2014	404,117	887,557	26,537	220%	204%
2015	443,114	903,490	35,096	204%	205%
2016	455,767	1,081,231	61,791	237%	201%
2017	532,851	1,204,662	98,626	226%	193%
2018	653,975	1,495,710	144,303	229%	202%
2019	581,476	1,294,975	159,210	223%	206%
2020	435,668	952,081	189,210	219%	213%
2021	435,846	745,705	325,686	171%	191%
2022	406,082	712,575	417,252	175%	179%
2023	622,583	1,227,658	1,038,459	197%	197%
2024	174,596	368,538	362,801	211%	211%
Subtotal	7,078,797	16,609,363	2,912,029
Americas Insolvency
1996-2013	1,266,056	2,502,843	54	198%	159%
2014	148,420	218,846	67	147%	124%
2015	63,170	88,037	51	139%	125%
2016	91,442	118,193	268	129%	123%
2017	275,257	357,959	1,435	130%	125%
2018	97,879	135,560	1,013	138%	127%
2019	123,077	168,504	12,379	137%	128%
2020	62,130	91,371	24,293	147%	136%
2021	55,187	73,991	29,902	134%	136%
2022	33,442	46,945	31,961	140%	139%
2023	91,282	120,803	105,383	132%	135%
2024	22,156	33,077	32,692	149%	149%
Subtotal	2,329,498	3,956,129	239,498
Total Americas and Australia	9,408,295	20,565,492	3,151,527
Europe Core
2012-2013	40,742	72,345	1	178%	153%
2014	773,811	2,551,509	431,677	330%	208%
2015	411,340	750,954	138,612	183%	160%
2016	333,090	578,002	161,067	174%	167%
2017	252,174	368,260	105,187	146%	144%
2018	341,775	548,888	186,849	161%	148%
2019	518,610	843,205	334,701	163%	152%
2020	324,119	564,901	247,220	174%	172%
2021	412,411	698,784	399,930	169%	170%
2022	359,447	583,939	460,431	162%	162%
2023	410,593	693,985	603,457	169%	169%
2024	43,809	82,653	81,224	189%	189%
Subtotal	4,221,921	8,337,425	3,150,356
Europe Insolvency
2014	10,876	18,933	—	174%	129%
2015	18,973	29,335	—	155%	139%
2016	39,338	57,747	742	147%	130%
2017	39,235	52,006	1,517	133%	128%
2018	44,908	52,670	3,747	117%	123%
2019	77,218	112,606	17,421	146%	130%
2020	105,440	156,347	35,698	148%	129%
2021	53,230	73,023	29,947	137%	134%
2022	44,604	61,163	43,051	137%	137%
2023	46,558	64,359	56,671	138%	138%
2024	4,978	7,530	7,495	151%	151%
Subtotal	485,358	685,719	196,289
Total Europe	4,707,279	9,023,144	3,346,645
Total PRA Group	$14,115,574	$29,588,636	$6,498,172
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the March 31, 2024 exchange rate.
(5)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information (1)
Amounts in thousands
	March 31, 2024 (year-to-date)				As of March 31, 2024
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
Americas and Australia Core
1996-2013	$9,021	$3,462	$5,949	$9,411	$16,050
2014	3,410	1,423	1,852	3,275	10,235
2015	4,262	1,713	2,582	4,294	15,130
2016	6,247	3,288	1,994	5,282	20,969
2017	10,450	4,796	3,180	7,976	40,703
2018	21,334	7,599	8,233	15,833	78,949
2019	22,567	9,256	2,710	11,966	89,544
2020	26,730	10,437	1,040	11,478	105,887
2021	29,841	14,658	(3,302)	11,356	171,251
2022	43,687	18,510	421	18,930	254,765
2023	73,573	45,156	8,060	53,215	565,671
2024	5,739	4,114	974	5,086	173,900
Subtotal	256,861	124,412	33,693	158,102	1,543,054
Americas Insolvency
1996-2013	267	37	231	268	—
2014	64	30	38	68	—
2015	50	11	28	39	28
2016	194	11	186	197	231
2017	805	46	1,028	1,074	1,280
2018	956	48	17	65	967
2019	5,719	399	(158)	240	11,825
2020	4,612	762	672	1,434	21,843
2021	4,090	885	193	1,079	25,851
2022	2,634	846	130	976	26,191
2023	5,432	2,984	(1,004)	1,981	80,736
2024	386	353	19	372	22,142
Subtotal	25,209	6,412	1,380	7,793	191,094
Total Americas and Australia	282,070	130,824	35,073	165,895	1,734,148
Europe Core
2012-2013	281	—	281	281	—
2014	24,056	16,757	6,329	23,086	97,667
2015	7,696	3,524	1,324	4,848	68,718
2016	6,809	3,351	1,410	4,762	90,482
2017	4,609	1,745	688	2,434	70,014
2018	9,554	3,534	(143)	3,392	121,309
2019	17,474	5,802	2,086	7,888	225,375
2020	12,662	4,951	1,190	6,141	152,642
2021	17,293	7,418	1,470	8,888	241,757
2022	18,662	7,916	273	8,190	288,841
2023	25,401	11,317	401	11,718	354,946
2024	1,436	369	563	932	43,288
Subtotal	145,933	66,684	15,872	82,560	1,755,039
Europe Insolvency
2014	45	—	45	45	—
2015	60	2	31	33	—
2016	250	36	69	105	278
2017	488	42	8	50	1,296
2018	1,080	88	9	97	3,393
2019	3,710	428	316	743	15,271
2020	6,272	847	(285)	561	32,321
2021	3,485	746	208	954	25,897
2022	3,332	1,025	227	1,252	34,421
2023	2,760	1,315	75	1,390	43,143
2024	33	19	26	45	4,988
Subtotal	21,515	4,548	729	5,275	161,008
Total Europe	167,448	71,232	16,601	87,835	1,916,047
Total PRA Group	$449,518	$202,056	$51,674	$253,730	$3,650,195
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the March 31, 2024 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of March 31, 2024 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Total
Americas and Australia Core
1996-2013	$1,932.7	$3,618.9	$660.3	$474.4	$299.7	$197.0	$140.3	$99.7	$64.7	$46.5	$36.0	$28.4	$9.0	$5,674.9
2014	404.1	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	15.0	11.8	3.4	852.5
2015	443.1	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	14.1	4.3	871.5
2016	455.8	—	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	24.9	6.2	980.0
2017	532.9	—	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	43.8	10.4	1095.5
2018	654.0	—	—	—	—	—	122.7	361.9	337.7	239.9	146.1	92.9	21.3	1322.5
2019	581.5	—	—	—	—	—	—	143.8	349.0	289.8	177.7	110.3	22.6	1093.2
2020	435.7	—	—	—	—	—	—	—	132.9	284.3	192.0	125.8	26.7	761.7
2021	435.8	—	—	—	—	—	—	—	—	85.0	177.3	136.8	29.8	428.9
2022	406.1	—	—	—	—	—	—	—	—	—	67.7	195.4	43.7	306.8
2023	622.6	—	—	—	—	—	—	—	—	—	—	108.4	73.6	182.0
2024	174.5	—	—	—	—	—	—	—	—	—	—	—	5.9	5.9
Subtotal	7,078.8	3,618.9	753.0	844.8	837.1	860.9	945.1	1,141.4	1,271.8	1,206.9	946.0	892.6	256.9	13,575.4
Americas Insolvency
1996-2013	1,266.1	1,491.4	421.4	289.9	168.7	85.5	30.3	6.8	3.6	2.2	1.6	1.1	0.3	2,502.8
2014	148.4	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.7	0.4	0.1	218.7
2015	63.2	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	0.1	88.1
2016	91.4	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.9	0.2	118.9
2017	275.3	—	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	0.8	356.6
2018	97.9	—	—	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	1.0	134.5
2019	123.1	—	—	—	—	—	—	13.4	31.4	39.1	37.8	28.7	5.7	156.1
2020	62.1	—	—	—	—	—	—	—	6.5	16.1	20.4	19.5	4.6	67.1
2021	55.2	—	—	—	—	—	—	—	—	4.6	17.9	17.5	4.1	44.1
2022	33.4	—	—	—	—	—	—	—	—	—	3.2	9.2	2.6	15.0
2023	91.3	—	—	—	—	—	—	—	—	—	—	9.2	5.4	14.6
2024	22.1	—	—	—	—	—	—	—	—	—	—	—	0.3	0.3
Subtotal	2,329.5	1,491.4	458.4	344.2	249.8	222.5	207.9	180.9	155.3	147.4	129.4	104.4	25.2	3,716.8
Total Americas and Australia	9,408.3	5,110.3	1,211.4	1,189.0	1,086.9	1,083.4	1,153.0	1,322.3	1,427.1	1,354.3	1,075.4	997.0	282.1	17,292.2
Europe Core
2012-2013	40.7	27.7	14.2	5.5	3.5	3.3	3.3	2.4	1.9	1.8	1.4	1.0	0.3	66.3
2014	773.8	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	122.2	107.6	24.1	1,844.5
2015	411.3	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	33.8	7.7	567.2
2016	333.1	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	6.8	418.3
2017	252.2	—	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	4.6	238.9
2018	341.8	—	—	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	9.6	355.3
2019	518.6	—	—	—	—	—	—	48.0	125.7	121.4	89.8	75.1	17.5	477.5
2020	324.1	—	—	—	—	—	—	—	32.3	91.7	69.0	56.1	12.7	261.8
2021	412.4	—	—	—	—	—	—	—	—	48.5	89.9	73.0	17.3	228.7
2022	359.4	—	—	—	—	—	—	—	—	—	33.9	83.8	18.7	136.4
2023	410.6	—	—	—	—	—	—	—	—	—	—	50.3	25.4	75.7
2024	43.9	—	—	—	—	—	—	—	—	—	—	—	1.2	1.2
Subtotal	4,221.9	27.7	167.4	343.3	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.2	145.9	4,671.8
Europe Insolvency
2014	10.9	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	—	17.0
2015	19.0	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.4	0.1	26.7
2016	39.3	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.3	60.7
2017	39.2	—	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	0.5	48.3
2018	44.9	—	—	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	1.1	49.1
2019	77.2	—	—	—	—	—	—	5.0	21.1	23.9	21.0	17.5	3.7	92.2
2020	105.4	—	—	—	—	—	—	—	6.0	34.6	34.1	29.7	6.3	110.7
2021	53.2	—	—	—	—	—	—	—	—	5.5	14.4	14.7	3.3	37.9
2022	44.6	—	—	—	—	—	—	—	—	—	4.5	12.4	3.5	20.4
2023	46.6	—	—	—	—	—	—	—	—	—	—	4.3	2.7	7.0
2024	5.0	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	485.4	—	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.5	21.5	470.0
Total Europe	4,707.3	27.7	167.4	350.6	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.7	167.4	5,141.8
Total PRA Group	$14,115.6	$5,138.0	$1,378.8	$1,539.6	$1,492.0	$1,512.6	$1,625.2	$1,841.2	$2,005.6	$2,061.9	$1,728.9	$1,660.7	$449.5	$22,434.0
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus impairment of real estate; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended March 31, 2024 and for the year ended December 31, 2023. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	March 31, 2024	December 31, 2023
Net income/(loss) attributable to PRA Group, Inc.	$(21)	$(83)
Adjustments:
Income tax expense/(benefit)	5	(16)
Foreign exchange gain	(1)	—
Interest expense, net	196	181
Other expense	2	2
Depreciation and amortization	13	13
Impairment of real estate	5	5
Adjustment for net income attributable to noncontrolling interests	20	17
Recoveries applied to negative allowance less Changes in expected recoveries	825	888
Adjusted EBITDA	$1,044	$1,007

The Company also evaluates its business using certain ratios that use Adjusted EBITDA. Debt to Adjusted EBITDA is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects the Company's Debt to Adjusted EBITDA for the LTM as of March 31, 2024 and for the year ended December 31, 2023 ($ in millions):

Debt to Adjusted EBITDA
	LTM	For the Year Ended
	March 31, 2024	December 31, 2023
Borrowings	$2,953	$2,914
Adjusted EBITDA	1,044	1,007
Debt to Adjusted EBITDA	2.83	2.89

In addition, the Company uses return on average tangible equity (ROATE), which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term shareholder return. Average tangible equity ("ATE") is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing annualized Net income/(loss) attributable to PRA Group, Inc. by ATE. The following table displays the Company's ROATE and provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to ATE for the periods indicated (amounts in thousands, except for ratio data):

Return on Average Tangible Equity

	Period Ended		Average	Period Ended		Average
	March 31, 2024	December 31, 2023	First Quarter 2024	March 31, 2023	December 31, 2022	First Quarter 2023
Total stockholders' equity - PRA Group, Inc.	$1,129,326	$1,167,112	$1,148,219	$1,158,343	$1,227,661	$1,193,002
Less: Goodwill	411,846	431,564	421,705	420,647	435,921	428,284
Less: Other intangible assets	1,666	1,742	1,704	1,833	1,847	1,840
Average tangible equity			$724,810			$762,878

			First Quarter 2024			First Quarter 2023
Net income/(loss) attributable to PRA Group, Inc.			$3,475			$(58,629)
Return on average tangible equity (1)			1.9%			(30.7)%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 641-0558
Elizabeth.Kersey@PRAGroup.com
1.Based on annualized Net income/(loss) attributable to PRA Group, Inc.